UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2005

ROANOKE ELECTRIC STEEL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-2389	54-0585263
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

102 Westside Boulevard, NW Roanoke, Virginia	24017
(Address of principal executive offices)	(Zip Code)

(540) 342-1831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 18, 2005, Roanoke Electric Steel Corporation (the “Company”) entered into an Executive Employment Continuity Agreement with each of the following executive officers:

Name	Title
Donald G. Smith	Chairman, Treasurer, & CEO
T. Joe Crawford	President & COO
Donald R. Higgins	Vice President – Sales
Timothy R. Duke	President & CEO, Steel of West Virginia, Inc.
Mark G. Meikle	Vice President – Finance & CFO
William M. Watson, Jr.	General Counsel & Secretary

The agreements supersede and replace, in their entirety, the severance agreements that each executive officer previously entered into with the Company. The execution of the new agreements is a result of a comprehensive review by the Compensation Committee of the Company’s Board of Directors of the overall compensation program for the senior officers of the Company and its subsidiaries.

The new agreements are intended to ensure that the Company will have the continued attention and dedication of its executive officers in the event of a change in control involving the Company. The agreements provide that, in the event of a “change in control,” the Company will continue to employ each executive for a period of twenty-four (24) months (the “employment period”). “Change in control” is defined generally as the acquisition by any person of 20% or more of the voting power of the Company (subject to certain exceptions); the replacement of a majority of the current directors of the Company by other persons whose election was not approved by the current directors or their approved successors; or the reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company which results in a specified change in the percentage of voting power held by shareholders who were shareholders of the Company immediately before the reorganization, merger, consolidation, or sale of assets. Because Mr. Duke is employed by a subsidiary of the Company, his agreement provides that a change in control also includes the reorganization, merger, consolidation or sale of substantially all of the assets of Steel of West Virginia, Inc. or SWVA, Inc. that results in a specified change in the percentage all or voting power held by shareholders who were shareholders of either company immediately before such a transaction.

During the employment period, each executive will continue to receive (i) an annual base salary equal to at least the executive’s base salary before the change in control (which may be increased annually); (ii) an annual bonus opportunity equivalent to that available to the executive under the Company’s annual incentive plan in effect during the twelve-month period immediately preceding a change of control; and (iii) continued participation in all incentive, savings, retirement, welfare benefit and fringe benefit plans generally available to other peer executives of the Company on terms no less favorable than those in effect during the 90-day period immediately preceding a change of control.

The agreements also specify the payments and benefits to which an executive would be entitled upon the termination of employment during the employment period for specified reasons, including death, disability, termination for cause or constructive termination (as those terms are defined in the agreements), or if the executive voluntarily terminates employment within 30 days after the first anniversary of a change in control. If an executive’s employment is terminated by the Company for any reason other than cause or disability, or by an executive for a constructive termination or during the 30 day period described above, the Company must pay to the executive a lump sum cash payment equal to his unpaid salary through the date of termination, any unpaid deferred compensation, and any amounts payable under the Company’s annual incentive plan, to the extent not yet paid. In addition, the Company must pay to the executive a lump sum cash payment equal to 2.99 multiplied by the sum of (i) the executive’s highest annual base salary for the 60-month period preceding termination of his employment, and (ii) the greater of 100% of the executive’s target bonus under the Company’s annual incentive plan for the year in which the change in control occurs or 100% of the executive’s annual bonus opportunity for the year in which the executive terminates employment (subject to proration to the extent the executive is within three years of his mandatory retirement date). The executive will also be entitled to continued participation for himself and his eligible dependents in the Company’s welfare benefit plans for two years following his termination of employment, receive a cash payment equal to the estimated employer contribution that he would have received under the Company’s tax-qualified retirement plan for the plan year in which his employment terminates, and payment of up to $25,000 of costs for out-placement services (unless he is within 36 months of his mandatory retirement date).

If an executive terminates employment by reason of disability or death, he will receive the same benefits as above (other than outplacement services). However, the lump sum severance payment based on the 2.99 multiplier and the lump sum payment based on the Company’s estimated contribution to any tax-qualified retirement plan will be prorated so that the executive will receive only a portion of each payment based on the number of months remaining in the employment period. If an executive’s employment terminates for any other reason, the agreement will terminate without further obligation of the Company other than the payment of any accrued obligations and any other amounts or benefits to which an executive would be entitled under any of the Company’s plans, policies, practices, or contracts then in effect.

The Company is required to determine if the payments and benefits to an executive under the agreement, combined with any other payments or benefits to which the executive may be entitled to from the Company, would result in imposition of the excise tax under Section 4999 of the Internal Revenue Code. Payments and benefits that would result in imposition of the excise tax (“change in control payments”) will be reduced to a level which would not result in imposition of the excise tax (the “capped amount”) if the capped amount is equal to at least 90% of the total amount of the change in control payments. No reduction will be required if the capped amount is less than 90% of the total change in control payments, and the Company shall be required to pay to the executive an additional payment to compensate the executive for the amount of the excise tax payable with respect to the change in control payments and for additional taxes on that payment.

Each executive agrees that he will not disclose any confidential information relating to the Company, and for a period of one year following his termination of employment with the Company, he will not hire employees of the Company or permit any business or entity that employs the executive or in which the executive has an ownership interest to hire Company employees. If a court rules that an executive has violated these provisions, the executive will forfeit his rights under his executive continuity agreement.

Item 1.02. Termination of a Material Definitive Agreement

As noted under Item 1.01, the employment continuity agreements there described supersede and replace, effective February 18, 2005, the severance agreements between the Company and the executive officers noted in Item 1.01.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits. The exhibits listed on the accompanying Index to Exhibits immediately following the signature page are filed as part of, and incorporated into, this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROANOKE ELECTRIC STEEL CORPORATION

By:	/s/ Donald G. Smith
Donald G. Smith
Chairman and Chief Executive Officer

Dated: February 18, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Executive Employment Continuity Agreement dated as of February 18, 2005, by and between Roanoke Electric Steel Corporation and Donald G. Smith

10.2	Executive Employment Continuity Agreement dated as of February 18, 2005, by and between Roanoke Electric Steel Corporation and T. Joe Crawford

10.3	Executive Employment Continuity Agreement dated as of February 18, 2005, by and between Roanoke Electric Steel Corporation and Timothy R. Duke

10.4	Executive Employment Continuity Agreement dated as of February 18, 2005, by and between Roanoke Electric Steel Corporation and Donald R. Higgins

10.5	Executive Employment Continuity Agreement dated as of February 18, 2005, by and between Roanoke Electric Steel Corporation and Mark G. Meikle

10.6	Executive Employment Continuity Agreement dated as of February 18, 2005, by and between Roanoke Electric Steel Corporation and William M. Watson, Jr.